EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Travel Services International, Inc. of our report dated April 17, 1998 (except Note 6, as to which the date is June 1, 1998) with respect to the financial statements of Lexington Services Associates, LTD, for the year ended December 31, 1997, incorporated by reference in Travel Services International, Inc.'s Form 10-K for the year ended December 31, 1998.


ERNST & YOUNG LLP

Dallas, Texas
March 30, 1999